Exhibit 10.03

ACCESS AND SECURITY AGREEMENT

This ACCESS AND SECURITY AGREEMENT (this “Agreement”) is made on November 17, 2006 by and between Haynes International, Inc., a Delaware corporation (“Haynes”), and Titanium Metals Corporation, a Delaware corporation (“TIMET”).

WHEREAS, Haynes has excess capacity at its 4-High “Steckel” rolling mill located at its plant in Kokomo, Indiana and desires to monetize such excess capacity;

WHEREAS, in furtherance of its continuing operations and business objectives, TIMET requires the services capable of being provided by Haynes and the use of the aforementioned 4-High “Steckel” rolling mill, and requires such services in such capacities, for such duration and on such demand as, for all practical purposes, can only be provided by Haynes and the use of the aforementioned 4-High “Steckel” rolling mill;

WHEREAS, in furtherance of its desire to utilize its excess capacity of the 4-High Mill, Haynes wishes to make to TIMET the capacity commitments described herein and to agree to supply TIMET with Titanium Conversion Services, as defined in and pursuant to the terms and conditions of that certain Conversion Services Agreement of even date herewith by and between TIMET and Haynes, the form of which is attached hereto as Exhibit A (the “Conversion Agreement”);

WHEREAS, in order for Haynes to make the commitment and agreements set forth in the Conversion Agreement, Haynes must reserve and not fully utilize the capacity of the 4-High Mill, and Haynes is willing and able to do so only if such excess capacity is monetized such that Haynes does not suffer economic harm by reserving such excess capacity for TIMET;

WHEREAS, TIMET has agreed to monetize such excess capacity by paying the Fee (as defined below) to Haynes in exchange for Haynes’ execution of the Conversion Agreement and performance thereunder;

WHEREAS, Haynes acknowledges that any delay in the performance of the Titanium Conversion Services or any default by Haynes under the Transaction Documents (as defined below) may cause TIMET irreparable harm and, therefore, Haynes has agreed to provide to TIMET the rights and protections set forth in the Transaction Documents; and

WHEREAS, TIMET acknowledges that Haynes cannot reserve the excess capacity of the 4-High Mill for the benefit of TIMET without TIMET’s monetization of such excess capacity without causing Haynes irreparable harm, and that any failure of such monetization, whether by reason of TIMET’s default under the Transaction Documents or otherwise, may cause Haynes irreparable harm.

NOW, THEREFORE, in consideration of the foregoing, the agreements, covenants, representations and warranties of the parties set forth herein and in the other Transaction Documents, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Haynes and TIMET agree as follows:

1.                                       Defined Terms.  The following terms have the indicated meanings, unless the context otherwise requires:

(a)                                  “Acceleration Event” shall mean the exercise by TIMET of its rights under Section 5.3(a) of the Conversion Agreement.

(b)                                 “Access Period” has the meaning set forth in Section 4(a).

(c)                                  “Additional Contracts” means all Contracts that relate or pertain both to (i) the Mill, the Equipment, the Intellectual Property or the performance of the Titanium Conversion Services and (ii) other assets or operations of Haynes.

(d)                                 “Agreement” has the meaning set forth in the introduction hereto.

(e)                                  “Bankruptcy Proceeding” means any case, action, proceeding, petition or filing, voluntary or involuntary, under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect pertaining to bankruptcy, reorganization, insolvency, composition, restructuring, dissolution, liquidation, receivership, custodianship, or adjustment of debts.

(f)                                    “Change in Control” has the meaning set forth in the Conversion Agreement.

(g)                                 “Claims” has the meaning set forth in Section 4(b)(ii).

(h)                                 “Code” means the Uniform Commercial Code as in effect in the State of Indiana as of the date of this Agreement.

(i)                                     “Collateral” has the meaning set forth in Section 3(a).

(j)                                     “Conversion Agreement” has the meaning set forth in the recitals hereto.

(k)                                  “Contract Rights” means all rights of Haynes (including to payment) arising under each Contract that relate or pertain only to the Mill, the Equipment, the Intellectual Property for Titanium Conversion Services or the performance of the Titanium Conversion Services.

(l)                                     “Contracts” means all service agreements (including utility services and supply agreements), permits and licenses, operating agreements, maintenance, training, operational and procedural manuals, leases and contract rights, choses in action or causes of action or claims in each case as to all of the foregoing with respect to the Equipment, the Mill, the Intellectual Property or the performance of Titanium Conversion Services, documents which evidence rights to Equipment, Intellectual Property or any portion of the Mill, guaranty or warranty claims with respect to Equipment, Intellectual Property or the Mill, and the Proceeds of all of the foregoing, other than the Transaction Documents.

(m)                               “Debt Obligations” means, collectively, (i) any outstanding principal balance under the Option Note and any accrued and unpaid interest thereon, if any; (ii) the entire unearned portion of the Fee; (iii) the amount of any Liquidated Damages (as defined in the Conversion Agreement); (iv) the amount of any Termination Fee (as defined in the Conversion Agreement); (v) the amount of any Non-Compete Amendment Fee (as defined in the Conversion Agreement); and (vi) any amounts owed by Haynes under Section 5.1 of the Conversion Agreement.

(n)                                 “Default” means any of the following events:

(i)                                     If TIMET fails at any time to have a legal, valid, binding and enforceable first priority lien on the Collateral or any portion thereof that is caused by reason of an act or omission of Haynes (provided, however that a Permitted Encumbrance will not cause or be deemed to cause a default hereunder);

(ii)                                  Violation of any of the terms, obligations, covenants or conditions set forth in Sections 11(b) or (c); or

(iii)                               The failure of Haynes to pay when due any principal of or other amount due on the Debt Obligations, which failure continues for five (5) days after the date such payment becomes due;

(o)                                 “Equipment” means all of the equipment located at the Mill of any kind, nature and description, whether affixed to real property or not, as well as all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts), and accessories whether installed thereon or affixed thereto in each case to the extent used in or related to the performance of the Titanium Conversion Services, including but not limited to the equipment listed on Exhibit B attached hereto, but excluding any equipment that may be temporarily located at the Mill such as forklifts, golf carts, hand tools and other portable equipment that is used in connection with the Mill and other assets of Haynes.

(p)                                 “Fee” has the meaning set forth in Section 2(c).

(q)                                 “Haynes” has the meaning set forth in the introduction hereto.

(r)                                    “Haynes Bankruptcy Event” means any of the following events:  (i) Haynes consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding; (ii) any Bankruptcy Proceeding shall have been filed against Haynes and the same is not withdrawn, dismissed, canceled or terminated within ninety (90) days of such filing; (iii) Haynes is adjudicated bankrupt or insolvent or a petition for reorganization of it is granted; (iv) a receiver, liquidator or trustee of it or of any of Haynes’ properties shall be appointed; (v) Haynes shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due; or (vi) Haynes otherwise institutes or causes to be instituted any proceeding for its termination or dissolution.

(s)                                  “Intellectual Property” means all now existing or hereafter acquired patents, trademarks, copyrights, inventions, licenses, discoveries, processes, know-how, techniques, trade secrets, designs, specifications and the like (regardless of whether such items are now patented or registered, or registerable, or patentable in the future), and all technical, engineering, or other information and knowledge, production data and drawings, in each case to the extent used in, necessary for or related to the operation of the Mill and the Equipment or the performance of Titanium Conversion Services, including without limitation, all items, rights and property defined as Intellectual Property under 11 U.S.C. Section 101, as amended from time to time.

(t)                                    “Intellectual Property for Titanium Conversion Services” means all Intellectual Property that relates or pertains only to the Mill, the Equipment or the performance of the Titanium Conversion Services.

(u)                                 “License” has the meaning set forth in Section 5.

(v)                                 “Mill” means the 4-High “Steckel” rolling mill located in Building R-55 on the Real Estate, and all licenses, easements and appurtenances relating thereto, wherever located on the Real Estate, and any easements necessary for access thereto or necessary to deliver, store or ship materials thereto, and any fixtures or equipment located at the Real Estate which are primarily related to, and/or integral or primarily used in connection with the operation of the Mill, consisting of all pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, incinerating, electrical, air conditioning and air cooling equipment and systems, pollution control equipment, security systems disposals, water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with  all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing.

(w)                               “Obligations” means the Debt Obligations together with Haynes’ obligations under the Transaction Documents.

(x)                                   “Operating Assets” means the Mill, the Contract Rights, the Equipment, the Intellectual Property for Titanium Conversion Services, the Real Estate and all Proceeds thereof.

(y)                                 “Option” has the meaning set forth in the Conversion Agreement.

(z)                                   “Option Note” has the meaning set forth in the Conversion Agreement.

(aa)                            “Permitted Encumbrances” means:

(i)                                     Liens in favor of TIMET;

(ii)                                  Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the Operating Assets or materially impair the ability of Haynes to use the Operating Assets, and none of which is violated in any material respect by existing or proposed structures or land use;

(iii)                               Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established; and

(iv)                              Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory liens securing obligations that are not yet due and are incurred in the ordinary course of business; and liens resulting from good faith deposits to secure payments of workers’ compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of indebtedness), or leases of any Operating Assets made in the ordinary course of business.

(bb)                          “Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government authority or other entity.

(cc)                            “Proceeds” shall have the meaning provided it under Section 9-102(a)(65) of the Code and, in any event, shall include, but not be limited to: (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Haynes from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Haynes from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any Person acting under color of governmental authority): and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

(dd)                          “Real Estate” means the real property on which Building R-55 at Haynes’ operations on the south side of Defenbaugh Street in Kokomo, Indiana is located including leasehold interests, together with the building and all other improvements located thereon, the legal description for which is set forth on Exhibit C hereto, and all licenses, easements and appurtenances relating thereto, wherever located on such real property, and any fixtures or equipment located at the Real Estate which are primarily related to, and/or integral or primarily used in connection with the operation of the Real Estate, consisting of all pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, incinerating, electrical, air conditioning and air cooling equipment and systems, pollution control equipment, security systems disposals, water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing, and any easements necessary for access thereto or to deliver, store or ship materials thereto.

(ee)                            “Right of Access” has the meaning set forth in Section 4(a).

(ff)                                “Secured Facility Event” means that a Secured Lender has declared Haynes to be in default of Haynes’ obligations to such Secured Lender, the Secured Lender has accelerated all such obligations to such Secured Lender, and Haynes has (i) failed to cure such default such that such obligations are no longer accelerated, or (ii) provide adequate assurance reasonably acceptable to TIMET of Haynes’ continuing ability to perform under the terms of the Transaction Documents.

(gg)                          “Secured Lender” means Wachovia Capital Finance Corporation (Central), an Illinois corporation, as agent, for itself and the parties from time to time to the loan agreement as lenders, collectively, together with their respective successors and assigns, herein, or any lender or lenders from time to time hereafter holding instruments representing Haynes’ indebtedness, the obligations under which are secured by a pledge of substantially all of Haynes’ assets, other than the indebtedness created by the Conversion Agreement.

(hh)                          “Titanium Conversion Services” has the meaning set forth in the Conversion Agreement.

(ii)                                  “TIMET” has the meaning set forth in the introduction hereto.

(jj)                                  “TIMET Bankruptcy Event” means any of the following events:  (i) TIMET consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding; (ii) any Bankruptcy Proceeding shall have been filed against TIMET and the same is not withdrawn, dismissed, canceled or terminated within ninety (90) days of such filing; (iii) TIMET is adjudicated bankrupt or insolvent or a petition for reorganization of it is granted; (iv) a receiver, liquidator or trustee of it or of any of TIMET’s properties shall be appointed; (v) TIMET shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due; or (vi) TIMET otherwise institutes or causes to be instituted any proceeding for its termination or dissolution.

(kk)                            “Transaction Documents” means, collectively, the Conversion Agreement, the Option Note, this Agreement and any other document or instrument delivered in connection herewith or therewith.

2.                                       Capacity Commitments, Termination of Standstill Agreement, Fee and Option Note.

(a)                                  Capacity Commitments.  Haynes agrees:  (i) to reserve for the benefit of and dedicate to TIMET or its designee(s) adequate capacity at the Mill and the other Operating Assets necessary to provide the Titanium Conversion Services in accordance with and subject to all terms of the Conversion Agreement, including the Maximum Monthly Volume and the Maximum Annual Volume (as each such term is defined in the Conversion Agreement); and (ii) not to engage in any activity or transaction that is prohibited by Section 11.1 of the Conversion Agreement (as such term may be amended by the Non-Compete Amendment (as defined in the Conversion Agreement)).

(b)                                 Termination of Standstill Agreement.  Effective as of the date hereof, the provisions of the carryover paragraph on pages 3 and 4 of the Confidentiality Agreement, dated November 21, 2005, between TIMET and Houlihan Lokey Howard & Zukin Capital, Inc. are hereby terminated and of no further force or effect.

(c)                                  Fee.  As consideration for (i) the capacity reservations and commitments described in Section 2(a) above and in the Conversion Agreement, (ii) the termination of the standstill provisions as described in Section 2(b) above and (iii) the Option to order additional Conversion Services granted to TIMET pursuant to Section 2.1(b) of the Conversion Agreement, concurrently herewith, TIMET agrees to pay to Haynes an advance fee of $50,000,000 (the “Fee”) in immediately payable U.S. funds in accordance with the wiring instructions provided by Haynes.  The Fee shall be deemed earned by Haynes during the term of the Conversion Agreement in equal amounts on the first twenty (20) anniversaries of the date hereof.  Upon being deemed earned as set forth in the preceding sentence, the earned portion of the Fee shall be nonrefundable to TIMET.  In the event that a Haynes Successor (as defined in the Conversion Agreement) exercises the option with respect to the Non-Compete Amendment (as defined in the Conversion Agreement), the unearned portion of the Fee shall be reduced by the Non-Compete Amendment Fee (as defined in the Conversion Agreement), and the amortization of the remaining unearned portion of the Fee shall be adjusted based upon the remaining anniversaries of this Agreement.  Notwithstanding the foregoing, the Fee shall not be deemed earned by Haynes (i) from and after the time that TIMET has exercised any of its rights under Section 8(b) or (ii) during (but not before or after) an Access Period if for any reason TIMET does not have in all material respects all of its rights set forth in Section 4.  Haynes shall be required to repay the unearned portion of the Fee only in accordance with the requirements of the Transaction Documents.

(d)                                 Option Note.  Upon the exercise of the Option under the Conversion Agreement, under the terms and conditions set forth in the Conversion Agreement, Haynes will execute the Option Note in the form attached to the Conversion Agreement as Exhibit B.

3.                                       Grant of Lien and Security Interests.

(a)                                  First Priority Lien Interest.  As security for the Obligations, Haynes hereby grants to TIMET a continuing first priority security interest in the Operating Assets, whether now owned or hereafter acquired by Haynes, or in which Haynes now has or at any time in the future may acquire any right, title or interest (the “Collateral”).  On or prior to the date hereof, (i) any applicable loan documents have been amended to reflect the first priority of the lien created hereunder and are otherwise in the form approved by TIMET, and (ii) any liens superior to the first priority lien created hereunder have been released in forms reasonably acceptable to TIMET, and such documents will be delivered to TIMET within three (3) business day from the date hereof.

(b)                                 Financing Statements.  Haynes hereby authorizes TIMET to file one or more financing statements, and amendments thereto, relating to the Collateral.

(c)                                  Non-disturbance.  On or prior to the date hereof, Haynes and any mortgagee or other party holding an interest in the Real Estate shall execute a non-disturbance agreement or similar agreement in favor of TIMET in form reasonably acceptable to TIMET, and such documents will be delivered to TIMET within three (3) business day from the date hereof.

4.                                       Right of Access.

(a)                                  General.  Upon the occurrence of a Haynes Bankruptcy Event or a Secured Facility Event, TIMET or its agreed-upon designee(s) shall have a right, but not the obligation, to use and occupy the Operating Assets to perform any or all of the Titanium Conversion Services (the “Right of Access”), subject to the Maximum Monthly Volume and the Maximum Annual Volume, for a period commencing upon the Haynes Bankruptcy Event or Secured Facility Event, as the case may be, and ending at the earlier of (i) the expiration of the term of the Conversion Agreement or (ii) the termination of the Right of Access pursuant to Section 4(d), subject to reinstatement as set forth therein (the “Access Period”).  TIMET may invoke the Right of Access by delivering written notice to Haynes indicating TIMET’s intention to invoke the Right of Access.  TIMET shall have no right to sell, transfer, or dispose of the Operating Assets as part of the Right of Access.

(b)                                 TIMET’s Obligations. If TIMET invokes the Right of Access for itself or its designee(s), TIMET and its designee shall:

(i)                                     Use reasonable care in the custody and preservation of the Operating Assets;

(ii)                                  Indemnify, defend and hold Haynes and its officers, directors, employees and agents harmless from any and all costs, expenses (including reasonable attorneys’ fees), losses, damages, liabilities or claims (collectively, “Claims”) with respect to injury to or death of persons occurring on the Real Estate to the extent arising out of the willful misconduct or gross negligence of TIMET or its officers, directors, employees or agents to the extent such Claims arise or accrue during an Access Period; and

(iii)                               Subject to TIMET’s or its designee’s right to use and occupy the Operating Assets during an Access Period, afford Haynes any access requested by Haynes to the Operating Assets provided that such access does not in any material way interfere with the performance of the Titanium Conversion Services.

(c)                                  If TIMET invokes its Right of Access for itself or its designee(s):

(i)                                     Haynes shall use commercially-reasonable efforts to continue to employ those of its employees that TIMET determines are necessary or appropriate to perform the Titanium Conversion Services;

(ii)                                  If TIMET is required to retain personnel to perform Titanium Conversion Services or incurs any other costs or expenses to perform Haynes’ obligations under the Conversion Agreement, all such personnel and other costs and expenses shall be credited against the payments due to Haynes under the Conversion Agreement; provided, however, that such credits in a single week may not exceed the weekly average cost to Haynes in the prior fiscal year for similar personnel and cost and expenses, and any such excess shall be the sole responsibility of TIMET.

(iii)                               Haynes shall indemnify, defend and hold TIMET, its designee(s) and their respective officers, directors, employees and agents harmless from any and all Claims to the extent such Claims (1) arise or accrue prior to the commencement of an Access Period or (2) arise or accrue during an Access Period and are not covered by Section 4(b)(ii).

(d)                                 Right to Terminate.  TIMET shall have the absolute right to terminate the Right of Access upon twenty (20) days’ written notice to Haynes.  Haynes shall have the right to cure a Haynes Bankruptcy Event or Secured Facility Event the occurrence of which gave rise to the Right of Access.  Upon the completion of such cure and Haynes’ providing notice thereof to TIMET along with evidence that such Haynes Bankruptcy Event or Secured Facility Event, as the case may be, has been cured in form reasonably satisfactory to TIMET, the Right of Access shall be deemed terminated.  Notwithstanding the foregoing, TIMET shall have the absolute right to reinvoke the Right of Access at any time after the occurrence of a subsequent Haynes Bankruptcy Event or Secured Facility Event giving rise to the Right of Access by delivering written notice to Haynes indicating TIMET’s intention to reinvoke the Right of Access.

(e)                                  Irreparable Harm; Limitation of Notice.  HAYNES ACKNOWLEDGE THAT TIMET MAY SUFFER IRREPARABLE HARM IF TIMET INVOKES THE RIGHT OF ACCESS AND HAYNES FAILS TO COOPERATE WITH TIMET IN ALLOWING TIMET TO EXERCISE THE RIGHT OF ACCESS UNDER THIS AGREEMENT OR IF TIMET IS OTHERWISE PREVENTED FROM EXERCISING SUCH RIGHT.  ACCORDINGLY, PROVIDED THAT HAYNES RECEIVES AT LEAST FORTY-EIGHT (48) HOURS’ ACTUAL NOTICE OF ANY REQUEST FOR HEARINGS IN CONNECTION WITH PROCEEDINGS INSTITUTED BY TIMET, HAYNES WAIVES, TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, THE RIGHT TO NOTICE IN EXCESS OF FORTY-EIGHT (48) HOURS IN CONNECTION WITH ANY JUDICIAL PROCEEDINGS INSTITUTED BY TIMET TO ENFORCE THE RIGHT OF ACCESS.

5.                                       License.  Haynes hereby grants TIMET a non-exclusive worldwide, irrevocable, fully paid, and in the event TIMET exercises its rights under Section 8(b) hereof, fully transferable, right and license to use any Intellectual Property necessary or helpful for the performance of the Titanium Conversion Services for use by TIMET or a sublicensee (the “License”).  TIMET’s right to use the License shall include the right to grant one or more third parties sublicenses for the performance of the Titanium Conversion Services, provided, however, that any sublicensee must satisfy the terms of this Agreement, including Section 15, and sublicensing will have no effect on TIMET’s obligations under this Agreement.

(a)                                  Right to Use License.  Although the License is being granted to TIMET as of the date set forth above, TIMET agrees that, except as set forth under Section 5(e) below, neither it nor its sublicensees will utilize the License unless TIMET invokes the Right to Access and then TIMET and its sublicensee will only use the License (i) during an Access Period and (ii) in connection with the performance of the Titanium Conversion Services using the Operating Assets.

(b)                                 No Royalty.  For all purposes, Haynes has been fully paid for the License and other rights granted to TIMET under this Agreement (except as otherwise provided in this

Agreement) and no royalties, fees, payments, charges or other consideration shall be due from TIMET on account of the License or this Agreement or TIMET’s (or sublicensee’s) use of the License or other rights granted pursuant to this Agreement.  The above is not intended to relieve TIMET in any way of payment obligations under the Conversion Agreement.

(c)                                  Protection of Ownership.  TIMET and its sublicensees, if any, shall treat and preserve the Intellectual Property in accordance with the same practices employed by TIMET to safeguard its own intellectual property against unauthorized use and disclosure and, except as set forth under Section 5(e) below, will only use such information, data and trade secrets during an Access Period in connection with producing the Titanium Conversion Services.  The foregoing obligations of TIMET shall not be applicable to information that is now or becomes hereafter available to the public through no action, conduct, admission or fault of TIMET.  Except as set forth under Section 5(e) below, without waiving any rights under the Conversion Agreement, which rights, if any, are expressly reserved, no such sub-licensees shall have any rights respecting the continued use of intellectual property upon termination of an Access Period.  The provisions of this Section 5(c) shall survive termination of this Agreement.

(d)                                 Sale of Intellectual Property.  Nothing contained herein shall prevent Haynes from marketing and selling the Intellectual Property subject to all rights of TIMET granted under this Section 5.

(e)                                  Transferability.  In the event that TIMET exercises its rights under Section 8(b) hereof, TIMET shall be permitted to transfer the License in connection with any sale, transfer or other disposition of the Operating Assets.  Each transferee of the License shall obtain all of TIMET’s rights to the License hereunder.  Each transferee shall be required to use the License in connection with its use of the Operating Assets, and any further transfer or assignment of the License may occur only in connection with a further sale, transfer or other disposition of the Operating Assets.

6.                                       Protection of Performance.  TIMET shall have the unlimited right to, among other things, enter into discussions, negotiations, and agreements regarding the performance of the Titanium Conversion Services by any potential alternative supplier(s), including without limitation, any current or former agents, consultants, directors, employees, or officers of Haynes so long as such parties are not subject to restrictions under a noncompetition agreement.

7.                                       Rights of TIMET; Limitations on TIMET’s Obligations.  Unless TIMET exercises the Right of Access, in which case TIMET shall have the obligations as are expressly provided in this Agreement, except as provided by applicable law, TIMET shall not have any obligation or liability by reason of or arising out of this Agreement.  In no event shall TIMET be required or obligated in any manner to perform or fulfill any of the obligations of Haynes under any of the Transaction Documents.

8.                                       TIMET’s Remedies.

(a)                                  Right of Access.  Upon a Haynes Bankruptcy Event or a Secured Facility Event, TIMET may exercise the Right of Access only on the terms and conditions set forth of

Section 4.  Further, in connection with TIMET’s rights and remedies under this Agreement and the other Transaction Documents:

(i)                                     Haynes waives any right it may have to require TIMET to foreclose its security interests and liens and/or reduce the Debt Obligations to a monetary sum;

(ii)                                  If TIMET exercises the Right of Access, TIMET’s use and occupancy of the Operating Assets will not be deemed to be acceptance of such assets in satisfaction of the Debt Obligations; and

(iii)                               Except as otherwise provided herein, all of TIMET’s rights and remedies under this Agreement are cumulative and not exclusive of any rights and remedies under any other agreement or under applicable law; provided, however, that if TIMET exercises its rights under Section 8(b) hereof, it shall no longer be permitted to exercise the, or must terminate any current, Right of Access.

(b)                                 Right to Repayment of the Debt Obligations and Foreclose on the Collateral.

(i)                                     In addition to the remedies set forth in Section 8(a), upon a Default or an Acceleration Event, TIMET, at TIMET’s option, may declare due and payable the Debt Obligations, without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and TIMET shall have the right to foreclose on the Collateral or otherwise enforce all liens or security interests securing payment of the Debt Obligations, or any part thereof, and offset against the Debt Obligations any sum or sums owed by TIMET to Haynes and exercise any powers and any and all other remedies permitted by Indiana law or provided in this Agreement or in any other Transaction Documents.  Failure of TIMET to exercise the options set forth in this Section 8(b) shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Default or Acceleration Event.  Haynes acknowledges that the power of sale granted by this Agreement may be exercised by TIMET without prior judicial hearing.

(ii)                                  Upon a Default or an Acceleration Event, and provided that any access under a Right of Access is not continuing, TIMET is authorized prior or subsequent to the institution of any foreclosure proceedings by private power of sale or otherwise to enter upon the Real Estate, or any part thereof, to take possession of the Operating Assets and of all books, records and accounts relating exclusively to the Operating Assets, to have access at any reasonable time upon TIMET’s request to review or make copies or facsimiles of any books, records and accounts that relate in part to the Operating Assets and in part to any other assets of Haynes, and to exercise without interference from Haynes any and all rights which Haynes has with respect to the management, possession, operation, protection or preservation of the Operating Assets, including the right to operate the same for the account of Haynes and to deduct from the proceeds thereof all costs, expenses and liabilities of every character incurred by TIMET in collecting such proceeds and in managing, operating, maintaining, protecting or preserving the Operating Assets and to apply the remainder of such proceeds on the Debt Obligations secured hereby in such manner as TIMET may elect.  All such costs, expenses and liabilities incurred by TIMET in collecting such proceeds and in managing, operating, maintaining, protecting or preserving the Operating Assets, if not paid out of proceeds as hereinabove provided, shall constitute a demand obligation owing by Haynes and shall bear interest from the date that is ten (10) days after TIMET notifies Haynes in writing of expenditure until the date paid at the maximum lawful interest rate under applicable law, all of which shall constitute a portion of the Debt Obligations.  If necessary to obtain the possession provided for above, TIMET may invoke any and all legal remedies to dispossess Haynes, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution.  IN CONNECTION WITH ANY ACTION TAKEN BY TIMET PURSUANT TO THIS SECTION 8(b)(ii), TIMET SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY HAYNES RESULTING FROM ANY FAILURE TO OPERATE THE OPERATING ASSETS, OR ANY PART THEREOF, OR FROM ANY OTHER ACT OR OMISSION OF TIMET IN MANAGING THE OPERATING ASSETS (REGARDLESS OF WHETHER SUCH LOSS IS CAUSED BY THE NEGLIGENCE OF TIMET OR ANY STRICT LIABILITY) UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FRAUD, BAD FAITH OR ILLEGAL ACTION OF TIMET, NOR SHALL TIMET BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY UNDER ANY AGREEMENT RELATING TO THE OPERATING ASSETS OR ANY PART THEREOF OR UNDER OR BY REASON OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER.  HAYNES SHALL AND DOES HEREBY AGREE TO INDEMNIFY AND DEFEND TIMET FOR, AND TO HOLD TIMET HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY TIMET UNDER ANY SUCH AGREEMENT OR UNDER OR BY REASON OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST TIMET BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY SUCH AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY, LOSS, DAMAGE, CLAIMS OR DEMANDS ARE THE RESULT OF THE NEGLIGENCE OF TIMET OR ANY STRICT LIABILITY, UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FRAUD, BAD FAITH OR ILLEGAL ACTION OF TIMET.  Should TIMET incur any such liability, the amount thereof, including costs, expenses and reasonable attorney’s fees, shall be secured hereby and Haynes shall reimburse TIMET within ten (10) days after written demand therefor.  Nothing in this Section 8(b)(ii) shall impose any duty, obligation or responsibility upon TIMET for the control, care, management or repair of the Operating Assets, nor for the carrying out of any of the terms and conditions of any such agreement; nor shall it operate to make TIMET responsible or liable for any waste committed on the Operating Assets by any parties or for any dangerous or defective condition of the Operating Assets, OR FOR ANY NEGLIGENCE IN THE MANAGEMENT, UPKEEP, REPAIR OR CONTROL OF THE

OPERATING ASSETS RESULTING IN LOSS OR INJURY OR DEATH TO ANY LICENSEE, EMPLOYEE OR STRANGER OR ANY STRICT LIABILITY.  Haynes hereby assents to, ratifies and confirms any and all actions of TIMET with respect to the Operating Assets taken under this Section 8(b)(ii), other than any actions constituting TIMET’s gross negligence, willful misconduct, fraud, bad faith or illegal action.  For purposes of this paragraph, the term “TIMET” shall include the directors, officers, employees, attorneys and agents of TIMET and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with TIMET.

(iii)                               In addition to all other remedies herein provided for, Haynes agrees that upon a Default or an Acceleration Event, and provided that any access under a Right of Access is not continuing, TIMET shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Operating Assets, whether such receivership be incident to a proposed sale of such assets or otherwise, and without regard to the value of the Operating Assets or the solvency of any person or persons liable for the payment of the Debt Obligations secured hereby, and Haynes does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by TIMET, but nothing herein is to be construed to deprive TIMET of any other right, remedy or privilege it may now have under the law to have a receiver appointed.  Any money advanced by TIMET in connection with any such receivership shall be a demand obligation owing by Haynes to TIMET and shall bear interest from the date that is ten (10) days after written notice from TIMET after such advancement by TIMET until the date paid at the maximum lawful interest rate under applicable law, and all of which shall be a part of the Debt Obligations and shall be secured by this Agreement and by any other instrument securing the Debt Obligations.

(iv)                              TIMET shall have the right to become the purchaser at any sale held by TIMET or any trustee or substitute or successor or by any receiver or public officer, and in such event TIMET shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Debt Obligations owing to TIMET.

(v)                                 Upon a Default or an Acceleration Event, TIMET may exercise its rights of enforcement with respect to the Collateral under the Code, as amended, and in conjunction with, in addition to or in substitution for those rights and remedies:

(1)                                  TIMET may enter upon the Real Property to take possession of, assemble and collect the Collateral or to render it unusable; and

(2)                                  written notice mailed to Haynes as provided herein ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

(3)                                  any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Collateral under power of sale as provided herein upon giving the same notice with respect to the sale of the Collateral hereunder as is required for such sale of the Collateral under power of sale; and

(4)                                  in the event of a foreclosure sale, whether made by the TIMET or its designee, successor or substitute under the terms hereof, or under judgment of a court, the Collateral may, at the option of TIMET, be sold as a whole; and

(5)                                  it shall not be necessary that TIMET take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this paragraph is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

(6)                                  prior to application of proceeds of disposition of the Collateral to the Debt Obligations, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorney’s fees and legal expenses incurred by TIMET; and

(7)                                  any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the indebtedness or as to the occurrence of any default, or as to TIMET having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by TIMET, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(8)                                  TIMET may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by TIMET, including the sending of notices and the conduct of the sale, but in the name and on behalf of TIMET.

(vi)                              All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Debt Obligations, or any part thereof, or otherwise benefiting TIMET, and TIMET shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

(vii)                           To the fullest extent permitted by law, TIMET may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Debt Obligations, in whole or in part, and in such portions and in such order as may seem best to TIMET in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Agreement.

(viii)                        To the full extent Haynes may do so, Haynes agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or redemption, and Haynes, for itself and its representatives, successors and assigns, and for any and all persons ever claiming any interest in the Operating Assets, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness, notices as provided for under the Code, and all rights to a marshaling of the assets of Haynes, including the Operating Assets, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.  Haynes shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of TIMET under the terms of this Agreement to a sale of the Operating Assets for the collection of the secured indebtedness without any prior or different resort for collection, or the right of TIMET under the terms of this Agreement to the payment of such Obligations out of the proceeds of sale of the Operating Assets in preference to every other claimant whatever.  If any law referred to in this paragraph and now in force, of which Haynes or their representatives, successors and assigns and such other persons claiming any interest in the Operating Assets might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this paragraph.  Without limiting the foregoing, Haynes and any surety or guarantor of the indebtedness secured hereby waives, to the maximum extent not prohibited under applicable law, the following: (1) any requirement that TIMET first take any action whatsoever against Haynes or any other party, or file any claim in the event of Haynes’ bankruptcy, in order to enforce the obligations of Haynes under this Agreement or any other Transaction Document, (2) failure to protect, preserve or resort to any Collateral, (3) failure of TIMET to notify Haynes of any assignment of the Transaction Documents or any part thereof, (4) all rights if Haynes or any other person is found not liable for the Debt Obligations secured hereby or any part thereof for any reason, and regardless of any joinder of Haynes or any other person in any action to obtain payment or performance of any or all of the indebtedness secured hereby, and (5) all rights and defenses in connection with any full or partial release of the liability of Haynes.  Haynes authorizes TIMET, without notice to or consent of Haynes, and without affecting Haynes’ liability hereunder, from time to time to change the terms under any document (other those to which Haynes is a party), including, without limitation, exchanging, enforcing, waiving or releasing any security with regard to the Debt Obligations, releasing any other guarantor or exercising or refraining from exercising any right or remedy of TIMET.

(ix)                                Upon a Default or an Acceleration Event, Haynes shall be liable for reimbursing TIMET for all expenses incurred by TIMET as a result of such Default or Acceleration Event, including, but not limited to, all travel costs, third-party appraisal fees, report preparation and testing fees, consultants’ fees and reasonable legal fees and expenses.

(x)                                   Haynes agrees that any disclaimer of warranties in a foreclosure sale of any or all of the Collateral will not render the sale commercially unreasonable.

9.                                       Injunctive Relief.  GIVEN THAT TIMET MAY INCUR SIGNIFICANT DAMAGES IF HAYNES FAILS TO TIMELY SATISFY ITS OBLIGATIONS TO TIMET AND TIMET’S OPERATIONS MAY BE NEGATIVELY IMPACTED, AND BECAUSE TIMET DOES NOT HAVE AN ADEQUATE REMEDY AT LAW AND WOULD BE IRREPARABLY HARMED BY SUCH EVENTS AND BECAUSE THE OPERATING ASSETS ARE UNIQUE, AND BECAUSE HAYNES IS OBTAINING INTELLECTUAL PROPERTY/KNOW-HOW FROM TIMET THAT WOULD COMPETITIVELY HARM TIMET, HAYNES AGREES THAT TIMET SHALL BE ENTITLED TO INJUNCTIVE RELIEF (BOTH PROHIBITIVE AND MANDATORY) IN CONNECTION WITH ANY DEFAULT BY HAYNES UNDER THIS AGREEMENT OR THE TRANSACTION DOCUMENTS TO AFFORD TIMET ITS RIGHT OF ACCESS UNDER THIS AGREEMENT, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES IN LAW OR AT EQUITY.

10.                                 Representations and Warranties.  Haynes represents and warrants to TIMET that:

(a)                                  Title; No Other Security Interests.  Except for the security interest granted under this Agreement to TIMET and the Permitted Encumbrances, Haynes owns the Collateral free and clear of any and all security interests or claims.

(b)                                 Address; Etc.  Haynes’ chief executive office is set forth in Section 22 and the location of the Collateral is described in Exhibit C and neither location shall not be changed without prior written notice to TIMET (but any such change or the failure of the Collateral to be located at such address shall not exclude any of the Collateral from being subject to the security interest granted therein).  Haynes must immediately advise TIMET in writing of any change in its name, trade name, address, state of organization, or form of organization.  Haynes’ exact name, entity type and organizational number issued by the Secretary of State of Delaware are set forth on the first page hereof.

(c)                                  Trade Names.  Any and all trade names under which Haynes transacts any part of its business, and all former names of Haynes used since 1986, are those that have been previously disclosed to TIMET in writing.

(d)                                 Accuracy of Information.  All information, certificates, or statements given to TIMET under this Agreement are true and complete in all material respects.

11.                                 Covenants.  Haynes covenants and agrees with TIMET that from and after the date of this Agreement until the Debt Obligations are paid in full:

(a)                                  Further Documentation. At any time and from time to time, upon the written request of TIMET, and at Haynes’ sole expense, Haynes will promptly and duly execute and deliver to TIMET any and all such further instruments and documents and take such further action as TIMET may reasonably request for the purpose of obtaining the full benefits of this Agreement and of the rights and powers herein granted.

(b)                                 Sales or Dispositions of Assets.  Haynes will not sell or otherwise dispose of or encumber the Collateral, except for Permitted Encumbrances, without the written consent of TIMET; provided, however, that the foregoing shall not be deemed to restrict a Change in Control.

(c)                                  Limitations on Liens.  Haynes shall not permit or grant any liens (voluntary or involuntary) on any portion of the Collateral, except Permitted Encumbrances.

(d)                                 Maintenance of Insurance.  Haynes will at all times comply with the provisions of Section 7.1 of the Conversion Agreement.

(e)                                  Right of Inspection; Cooperation.  In addition to any rights TIMET may have under the Conversion Agreement, TIMET and its representatives shall, at TIMET’s expense, upon reasonable request and at reasonable times, have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing the use thereof or otherwise protecting TIMET’s interests therein.

(f)                                    Notice of Default.  Haynes will provide immediate notice to TIMET, by way of facsimile transmission and overnight express mail service, of its or its attorneys’ or agents’ receipt of any notice of default under Haynes’ agreements with any secured creditors including but not limited to taxing authorities.  Haynes hereby grants to TIMET the option, but not the obligation, to exercise whatever rights to cure defaults that Haynes has under such agreements or by law.

(g)                                 Haynes Bankruptcy Event.  If a Haynes Bankruptcy Event occurs, Haynes will support any request by TIMET to lift any stay imposed by any court (bankruptcy or otherwise) that might block or impede TIMET’s exercise of the Right of Access.

(h)                                 Additional Contracts.  Upon a Default, Haynes Bankruptcy Event, Secured Facility Event or Acceleration Event, Haynes covenants and agrees (i) to provide or otherwise make available to TIMET, its affiliates, designee(s), successors and permitted assigns all rights, privileges and benefits arising under any Additional Contract; (ii) to provide notice of renewal, termination, breach or threatened breach of any Additional Contract; and (iii) to provide notice of any lapse, revocation or threat of revocation of any permit or license that constitutes an Additional Contract.  Haynes hereby grants TIMET the option, but not the obligation, upon a Default, Haynes Bankruptcy Event, Secured Facility Event or Acceleration Event, (x) to exercise whatever rights to cure any breach that Haynes has under any Additional Contract or by law and (y) to approach directly any party to an Additional Contract for the purpose of arranging to obtain directly from such party all rights, privileges and benefits arising under such Additional

Contract that relate or pertain to the Mill, the Equipment, the Real Estate or the performance of the Titanium Conversion Services.

12.                                 Haynes’ Remedies.  Upon (a) TIMET’s consent to the filing of, or TIMET’s commencement or consent to the commencement of, or a court’s entry of an order for relief in any TIMET Bankruptcy Event under Chapter 7 of Title 11, United States Code; (b) a TIMET Bankruptcy Event in which the Conversion Agreement is rejected by order of a court or by operation of law; or (c) the termination of the Conversion Agreement by TIMET for any reason other than an Event of Default (as defined in the Conversion Agreement) or TIMET’s exercise of its rights under Section 8(b) of this Agreement, the entire unearned portion of the Fee shall be deemed fully earned by Haynes and nonrefundable to TIMET.

13.                                 Lessor Acknowledgments.  Upon the request of TIMET, Haynes will use commercially reasonable efforts to deliver to TIMET acknowledgements of the lessors of leased Operating Assets to TIMET’s rights hereunder, in the form attached hereto as Schedule 13.

14.                                 Term. The rights granted to TIMET under this Agreement shall continue until the expiration of the term of the Conversion Agreement.

15.                                 Confidential Information and Data.  Without limiting TIMET’s rights under this Agreement, to the extent the Operating Assets include, or TIMET or its designee(s) otherwise comes into possession of or becomes aware of, Haynes’ trade secrets or proprietary information during TIMET’s exercise of the Right of Access, TIMET and its designee(s) must (a) keep the information, data, and trade secrets confidential; and (b) only use the information, data, and trade secrets during an Access Period in connection with performing the Titanium Conversion Services.  The provisions of this Section 15 shall survive the termination of this Agreement.  TIMET acknowledges and agrees that Haynes will suffer irreparable harm if TIMET or its designee(s) violate or breach their obligations under this Section 15.  TIMET agrees that Haynes shall be entitled to injunctive relief (both prohibitive and mandatory) in connection with any violations by TIMET or its designee(s) of their obligations under this Section 15.

16.                                 Indemnification.  Haynes shall indemnify TIMET and each of its affiliates and designees and their respective officers, directors, employees, attorneys, and agents from, and hold each of them harmless against, any and all Claims which any of them may become subject which directly or indirectly arise from or relate to (a)  TIMET’s exercise of any rights or remedies set forth in the Transaction Documents, (b) any breach by Haynes of any representation, warranty, covenant, or other agreement contained in any of the Transaction Documents, (c) the presence, release, threatened release, disposal, removal, or cleanup of any hazardous material located on, about, within, or affecting any of the properties or assets of Haynes, or (d) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding, relating to any of the foregoing; provided that such indemnity shall not be available to the extent that such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, expenses or fees resulted from the gross negligence or willful misconduct of TIMET or any other indemnitee.  WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER TRANSACTION DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION

SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

17.                                 Severability.  Should any provision of this Agreement be held invalid, prohibited or unenforceable in any one jurisdiction it shall, as to that jurisdiction only, be ineffective to the extent of such holding without invalidating the remaining provisions of this Agreement, and any such holding does not invalidate or render unenforceable that provision in any other jurisdiction wherein it would be valid and enforceable.

18.                                 Authorization.  The parties executing this Agreement as representatives warrant that they have the power and authority to execute this Agreement on behalf of the entity that they represent and that their signatures bind said entities to the terms of this Agreement.

19.                                 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation of this Agreement.  All references to Sections and Schedules are to Sections and Schedules in or to this Agreement unless otherwise specified.

20.                                 No Waiver; Cumulative Remedies.  The Parties shall not by any act, delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy under this Agreement or of any breach of the terms and conditions of this Agreement.  A waiver by the Parties of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy that the Parties would otherwise have had on a subsequent occasion.  No failure to exercise nor any delay in exercising on the part of either Party of any right, power, or privilege under this Agreement, shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by any other agreements or applicable law.

21.                                 Waivers and Amendments; Successors and Assigns.  No term or provision of this Agreement may be waived, altered, modified, or amended except by a written instrument, duly executed by Haynes and TIMET.  This Agreement and all of Haynes’ obligations are binding upon the successors and assigns of Haynes, and together with the rights and remedies of TIMET under this Agreement, inure to the benefit of TIMET and its successors and assigns.  Haynes may not assign or transfer any right or obligation under this Agreement without the prior written consent of TIMET.  Notwithstanding the foregoing, Haynes shall be permitted to assign this Agreement to its successor in connection with a Change in Control provided that such successor assumes all of Haynes’ obligations under this Agreement and each of the other Transaction Documents.

22.                                 Governing Law and Forum.  Except with respect to the creation, perfection, priority and enforcement of the liens and security interests created hereby, which shall be construed in accordance with and governed by the laws of the State of Indiana, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.  Each of the parties hereby irrevocably submits to the jurisdiction of the courts of the

State of Delaware or the United States District Court for the District of Delaware, over any suit, action or proceeding arising out of or relating to this Agreement and covenants and agrees that such courts shall have exclusive jurisdiction over any such suit, action or proceeding.  Each party irrevocably waives, to the fullest extent permitted under applicable law, any objections it may now or hereafter have to the venue of any suit, action or proceeding brought in such court and any claim that the same has been brought in an inconvenient forum.

23.                                 Notices.  All notices, requests, and other communications that are required or may be given under this Agreement must be in writing, and shall be deemed to have been given on the date of delivery, if delivered by hand, telecopy or courier, or three days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below (which addresses may be changed, from time to time, by notice given in the manner provided in this Section 22):

If to Haynes, to:		Haynes International, Inc.
1020 West Park Avenue
P.O. Box 9013
Kokomo, Indiana 46904-9013
Attn: Marcel Martin, Chief Financial Officer
Facsimile: (765) 456-6526
Attn: Stacy S. Kilian, V.P. – General Counsel
Facsimile: (765) 456-6935

with a copy to:		Ice Miller LLP
One American Square
34th Floor
Indianapolis, IN 46282-0200
Attn: Stephen J. Hackman
Facsimile: (317) 592-4666

If to TIMET, to:		Titanium Metals Corporation
3 Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240
Facsimile: (972) 448-1445
Attention: General Counsel

with a copy to:		Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
Facsimile: (214) 740-8800
	Attention:	Don M. Glendenning, Esq.
Toni Weinstein, Esq.

24.                                 No Intended Third Party Beneficiary.  The parties hereto acknowledge and agree that, other than the rights of the indemnitees named herein, the rights and interests of the parties under this Agreement are intended to benefit solely the parties to this Agreement.

25.                                 Effectiveness of this Agreement.  This Agreement shall be effective upon the completion of the following conditions:

(i)  TIMET’s perfection of its first priority interest in the Collateral; and

(ii) TIMET’s payment of the Fee.

26.                                 Counterparts.  This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  For purposes of this Agreement, signatures obtained by facsimile shall constitute original signatures.

27.                                 Entire Agreement; Conflicts.  This Agreement together with the other Transaction Documents and the exhibits and schedules hereto and thereto, and any other agreements executed in connection herewith or therewith, constitutes the entire understanding of the parties in connection with the subject matter hereof.  The terms and conditions of the Conversion Agreement shall be unaffected by this Agreement.  To the extent any term or condition of this Agreement is inconsistent or in conflict with the terms of any Transaction Document, the terms of this Agreement shall govern and control.

28.                                 CONSULTATION WITH COUNSEL.  THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL BEFORE EXECUTING THIS AGREEMENT AND ARE EXECUTING SUCH AGREEMENT WITHOUT DURESS OR COERCION AND WITHOUT RELIANCE ON ANY REPRESENTATIONS, WARRANTIES OR COMMITMENTS OTHER THAN THOSE REPRESENTATIONS, WARRANTIES AND COMMITMENTS SET FORTH IN THIS AGREEMENT.

29.                                 WAIVER OF JURY TRIAL.  THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED.  THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HAYNES INTERNATIONAL, INC.

By:	/s/ Francis J. Petro
Name: Francis J. Petro
Title: President and CEO

TITANIUM METALS CORPORATION

By:	/s/ Bobby D. O’Brien
Name: Bobby D. O’Brien
Title: Executive Vice President and
Chief Financial Officer

SCHEDULE 13

LESSOR’S ACKNOWLEDGMENT AND CONSENT

While not a party to the Access and Security Agreement (the “Access Agreement”) between Titanium Metals Corporation (“TIMET”) and Haynes International, Inc. (“Haynes”) dated November 17, 2006 the undersigned leases certain real estate and/or equipment to Haynes and, in such capacity, the undersigned acknowledges, consents to, and agrees with, and agrees to be bound by, the terms and conditions of the foregoing Agreement, including TIMET’s right to use the Operating Assets during an Access Period.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Access Agreement.

LESSOR

By:
Name:
Title: